                                                                       EXHIBIT 1

                  ANGELES MORTGAGE INVESTMENT TRUST,

                      a California business trust

                                  and

               CHASE MELLON SHAREHOLDER SERVICES, L.L.C.

                             Rights Agent


                           RIGHTS AGREEMENT

                     Dated as of November 13, 1996

                                TABLE OF CONTENTS

                                                                                                            Page(s)
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
    Section 1.  Certain Definitions.............................................................................   1

    Section 2.  Appointment of Rights Agent.....................................................................   7

    Section 3.  Issue of Right Certificates.....................................................................   7

    Section 4.  Form of Right Certificates.  ...................................................................   9

    Section 5.  Countersignature and Registration...............................................................   9

    Section 6.  Transfer, Split Up, Combination and Exchange of Right Certificates;
    Mutilated, Destroyed, Lost or Stolen Right Certificates.....................................................  10

    Section 7.  Exercise of Rights; Purchase Price; Expiration Date of Rights...................................  11

    Section 8.  Cancellation of Right Certificates..............................................................  13

    Section 9.  Authorization of Shares.........................................................................  14

    Section 10.  Record Date....................................................................................  14

    Section 11.  Adjustment of Purchase Price; Number of Shares or Number of Rights.............................  15

    Section 12.  Certificate of Adjusted Purchase Price or Number of Shares.....................................  21

    Section 13.  Consolidation, Merger or Sale or Transfer of Assets or Earning Power...........................  21

    Section 14.  Fractional Rights and Fractional Shares........................................................  23

    Section 15.  Rights of Action...............................................................................  24

    Section 16.  Agreement of Right Holders.....................................................................  25

    Section 17.  Right Certificate Holder Not Deemed a Stockholder..............................................  25

    Section 18.  Concerning the Rights Agent....................................................................  26

    Section 19.  Duties of Rights Agent.........................................................................  27

                                TABLE OF CONTENTS
                                   (continued)

                                                                                                             Page(s)
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
    Section 20.  Merger or Consolidation or Change of Name of Rights Agent......................................  30

    Section 21.  Change of Rights Agent.........................................................................  31

    Section 22.  Issuance of New Right Certificates.............................................................  32

    Section 23.  Redemption.....................................................................................  32

    Section 24.  Mandatory Redemption and Exchange..............................................................  33

    Section 25.  Notice of Certain Events.......................................................................  34

    Section 26.  Listing; Securities Laws Registrations.........................................................  35

    Section 27.  Notices........................................................................................  36

    Section 28.  Supplements and Amendments.....................................................................  37

    Section 29.  Successors.....................................................................................  38

    Section 30.  Determinations and Actions by the Trustees.....................................................  38

    Section 31.  Effect on Class B Shares.......................................................................  39

    Section 32.  Benefits of this Agreement.....................................................................  39

    Section 33.  Severability...................................................................................  39

    Section 34.  Governing Law..................................................................................  39

    Exhibits
    --------

    Exhibit A - Form of Right Certificate

    Exhibit B - Angeles Mortgage Investment Trust Shareholder Plan; Summary of Rights to Purchase Class A Shares

                                RIGHTS AGREEMENT

         This Rights Agreement, dated as of November 13, 1996, is between Angeles Mortgage Investment Trust, a California business trust (the "Company"), and Chase Mellon Shareholder Services, L.L.C. (the "Rights Agent").

         The Trustees, having determined their actions to be in the interests of the Company, have authorized the creation of Rights, have authorized the issuance of one Right for each Class A Share of the Company outstanding on November 18, 1996 (the "Record Date"), and have further authorized the issuance of one Right with respect to each additional Class A Share that shall become outstanding between the Record Date and the earliest of the Distribution Date, the Redemption Date or the Final Expiration Date; and

         The Trustees have authorized and directed that the terms and conditions under which the Rights are to be distributed, including without limitation those affecting the exercise thereof, the securities or other property to be acquired thereby and the purchase price to be paid therefor, shall be set forth in a written agreement between the Company and a rights agent made for the benefit of the holders of the Rights to the extent so provided therein.

         Accordingly, in consideration of the premises and the mutual agreements herein set forth, the parties hereby agree as follows:

         Section 1. Certain Definitions. For purposes of this Agreement, the following terms shall have the meanings indicated:

                (a) "Acquiring Person" shall mean any Person who or which, together with all Affiliates and Associates of such Person, shall be the Beneficial Owner of 20% or more of the Class A Shares then outstanding, but shall not include the Company, any Subsidiary of the Company, any employee benefit plan of the Company or of any Subsidiary of the Company, or any trustee of or fiduciary with respect to any such plan when acting in such capacity. Notwithstanding the foregoing, no Person shall become an "Acquiring Person" as the result of an acquisition of Class A Shares by the Company which, by reducing the number of shares outstanding, increases the proportionate number of shares beneficially owned by such Person to 20% or more of the Class A Shares then outstanding; provided, however, that, if a Person shall become the Beneficial Owner of 20% or more of the Class A Shares then outstanding by reason of share purchases by the Company and shall after such share purchases by the Company and at a time when such Person is the Beneficial Owner of 20% or more of the Class A Shares then outstanding, become the Beneficial Owner of any additional Class A Shares, then such Person shall be deemed to be an Acquiring Person. Notwithstanding the foregoing, if the Trustees determine in good faith that a Person who would otherwise be an "Acquiring Person," as defined pursuant to the prior sentence of this paragraph, has become such inadvertently, and such Person divests as promptly as practicable a sufficient number of Class A Shares so that such Person would no longer be an "Acquiring Person," as defined pursuant to the prior sentence of this paragraph, then such Person shall not be deemed to be an Acquiring Person for any purposes of this Agreement.

                (b) "Agreement" shall mean this Rights Agreement as hereafter amended from time to time.

                (c) "Affiliate" and "Associate" shall have the respective meanings ascribed to such terms in Rule 12b-2 of the General Rules and Regulations under the Exchange Act as in effect on the date of this Agreement.

                (d) A Person shall be deemed the "Beneficial Owner" of and shall be deemed to "own beneficially" any securities that (without duplication):

                    (i) such Person or any of such Person's Affiliates or Associates beneficially owns, directly or indirectly, within the meaning of either Section 13 or 16 of the Exchange Act;

                    (ii) such Person or any of such Person's Affiliates or Associates has (A) the right to acquire (whether such right is exercisable immediately or only after the passage of time) pursuant to any formal or informal agreement, arrangement or understanding (other than customary agreements with and between underwriters and selling group members with respect to a bona fide public offering of securities), or upon the exercise of conversion rights, exchange rights, rights (other than these Rights), warrants or options, or otherwise; or (B) the right to vote pursuant to any agreement, arrangement or understanding; or

                    (iii) are beneficially owned, directly or indirectly, by any other Person with which such Person or any of such Person's Affiliates or Associates has any formal or informal agreement, arrangement or understanding (other than customary agreements with and between underwriters and selling group members with respect to a bona fide public offering of securities) for the purpose of acquiring, holding voting or disposing of any securities of the Company; provided, however, that, for purposes of each clause of this definition, a Person shall not be deemed the Beneficial Owner of, or to own beneficially, securities tendered pursuant to a tender or exchange offer made by or on behalf of such Person or any of such Person's Affiliates or Associates until such tendered securities are accepted for purchase or exchange; and provided, further, that, for purposes of each clause of this definition, a Person shall not be deemed the Beneficial Owner of, or to own beneficially, any security as a result of any agreement, arrangement or understanding to vote such security if such agreement, arrangement or understanding (l) arises solely from a revocable proxy or consent given to such Person in response to a public proxy or consent solicitation made pursuant to, and in accordance with, the applicable rules and regulations promulgated under the Exchange Act and (2) is not also then reportable on Schedule 13D under the Exchange Act (or any comparable or successor report).

                Notwithstanding anything in this definition to the contrary, the phrase "then outstanding," when used with reference to a Person's Beneficial Ownership of securities of the Company (or to the number of such securities "beneficially owned"), shall mean the number of such securities then issued and outstanding together with the number of such securities not then actually issued and outstanding which such Person would be deemed to own beneficially hereunder.

                (e) "Business Day" shall mean any day other than a Saturday, Sunday or a day on which banking institutions in the State of California are authorized or obligated by law or executive order to close.

                (f) "Class A Shares" shall mean the $1.00 par value investment trust units of the Company which are denominated Class A Shares by the Declaration of Trust of the Company, or any substitute for such units.

                (g) "Close of Business" on any given date shall mean 5:00 P.M., Los Angeles time, on such date; provided, however, that if such date is not a Business Day it shall mean 5:00 P.M., Los Angeles time, on the next succeeding Business Day.

                (h) "Closing Price," with respect to any security, shall mean the last sale price, regular way, on a specific Trading Day or, in case no such sale takes place on such Trading Day, the average of the closing bid and asked prices, regular way, in either case, as reported in the principal consolidated transaction reporting system with respect to securities listed on the principal national securities exchange on which such security is listed or admitted to trading or, if such security is not then listed or admitted to trading on any national securities exchange, the last quoted price or, if not so quoted, the average of the high bid and low asked prices in the over-the-counter market, as reported by the National Association of Securities Dealers, Inc. Automated Quotations System or such other system then in use, or, if on any such Trading Day such security is not quoted by any such organization, the average of the closing bid and asked prices as furnished by a professional market maker making a market in such security selected by the Trustees. If such security is not publicly held or so listed or traded, "Closing Price" shall mean the fair value per unit of such security as determined in good faith by the Trustees, whose determination shall be described and the Closing Price set forth in a statement filed with the Rights Agent.

                (i) "Common Shares" when used with reference to the Company shall mean shares of capital stock of the Company which have no preference over any other class of stock with respect to dividends or assets, which are not redeemable at the option of the Company and with respect to which no sinking, purchase or similar fund is provided. "Common Shares" when used with reference to any Person other than the Company shall, if used with reference to a corporation, mean the capital stock (or equity interest) with the greatest voting power of such other Person or, if such other Person is a Subsidiary of another Person, the Person or Persons which ultimately control such first-mentioned Person and, if used with reference to any other Person, mean the equity interest in such Person (or, if the net worth determined in accordance with generally accepted accounting principles of another Person (other than an individual) which controls such first-mentioned Person is greater than such first-mentioned Person, then such other Person) with the greatest voting power or managerial power with respect to the business and affairs of such Person.

                (j) "Corporate Trust Office" means the principal office of the Rights Agent at which it administers its corporate trust business, which, in the case of Chase Mellon

Shareholder Services, L.L.C., shall, until hereafter changed, be its office at 450 West 33rd Street, 15th Floor, New York, New York 10001.

                (k) "Distribution Date" shall mean the earlier of (i) the Close of Business on the tenth Business Day after the Share Acquisition Date or (ii) the tenth Business Day (or such later date as may be determined by action of the Trustees prior to such time as any Person becomes an Acquiring Person) after the date of commencement by any Person (other than the Company, any Subsidiary of the Company, any employee benefit plan of the Company or of any Subsidiary of the Company, or any trustee of or fiduciary with respect to any such plan when acting in such capacity) of, or after the date of the first public announcement of the intent of any Person (other than the Company, any Subsidiary of the Company, any employee benefit plan of the Company or of any Subsidiary of the Company, or any trustee of or fiduciary with respect to any such plan when acting in such capacity) to commence, a tender or exchange offer the consummation of which would result in any Person becoming the Beneficial Owner of 20% or more of the then outstanding Class A Shares; provided, however, that an occurrence described in clause (ii) of this definition above shall not cause the occurrence of the Distribution Date if the Trustees shall, prior to such tenth Business Day (or such later date as described in clause (ii) above), determine that such tender or exchange offer is spurious, unless, thereafter, the Trustees shall make a contrary determination, in which event the Distribution Date shall occur on the later to occur of such tenth Business Day (or such later date as described in clause (ii) above) and the date of such latter determination.

                (l) "Exchange Act" shall mean the Securities Exchange Act of 1934, as amended, and any successor statute thereto.

                (m) "Final Expiration Date" shall mean the Close of Business on December 31, 2003, or if the Company's termination date under its Declaration of Trust is extended beyond December 31, 2003, the earlier of the Company's termination date or November 12, 2006.

                (n) "Person" shall mean any individual, firm, corporation, partnership, limited partnership, limited liability company, trust or other entity, and shall include any successor (by merger or otherwise) of such entity.

                (o) "Purchase Price" shall mean the initial price at which the holder of a Right may, subject to the terms and conditions of this Agreement, purchase one Class A Share (which initial price is set forth in Section 7(b) hereof), as such price shall be adjusted pursuant to the terms of this Agreement.

                (p) "Redemption Date" shall mean the time at which the Trustees adopt a resolution pursuant to which the Rights are to be redeemed pursuant to
Section 23 hereof or pursuant to which all of the Rights are to be mandatorily redeemed and exchanged pursuant to Section 24 hereof.

                (q) "Redemption Price" shall have the meaning specified in
Section 23(b) hereof.

                (r) "Right" shall mean one Class A Share purchase right which initially represents the right of the registered holder thereof to purchase one Class A Share upon the terms and subject to the conditions herein set forth.

                (s) "Right Certificate" shall mean a certificate, in substantially the form of Exhibit A attached to this Rights Agreement, evidencing the Rights registered in the name of the holder thereof.

                (t) "Rights Register" and "Rights Registrar" shall have the meanings specified in Section 6.

                (u) "Share Acquisition Date" shall mean the first date of public announcement (which for purposes of this definition shall include without limitation a report filed pursuant to Section 13(d) or Section 16(a) of the Exchange Act) by the Company or an Acquiring Person that an Acquiring Person has become such.

                (v) "Subsidiary" of any Person shall mean any corporation or other entity of which a majority of the outstanding capital stock or other equity interests having ordinary voting power in the election of directors or similar officials is owned, directly or indirectly, by such Person.

                (w) "Summary of Rights" shall mean a Summary of Rights to Purchase Class A Shares in substantially the form attached as Exhibit B to this Agreement.

                (x) "Trading Day" shall mean a day on which the principal national securities exchange on which any of the Class A Shares are listed or admitted to trading is open for the transaction of business or, if none of the Class A Shares is listed or admitted to trading on any national stock exchange, a Business Day.

                (y) "Wholly-Owned Subsidiary" of a Person shall mean any corporation or other entity all the outstanding capital stock or other equity interests of which having ordinary voting power in the election of directors or similar officials (other than directors' qualifying shares or similar interests) are owned, directly or indirectly, by such Person.

         Section 2. Appointment of Rights Agent. The Company hereby appoints the Rights Agent to act as agent for the Company in accordance with the terms and conditions hereof, and the Rights Agent hereby accepts such appointment. The Company may from time to time appoint such co-Rights Agents as it may deem necessary or desirable upon prior written notice to the Rights Agent. The Rights Agent shall have no duty to supervise, and shall in no event be liable for, the acts or omissions of any such co-Rights Agent.

         Section 3. Issue of Right Certificates.

                (a) From and after the Record Date until the Distribution Date,
(i) outstanding Rights will be evidenced (subject to the provisions of paragraph
(b) of this Section 3) by the certificates for outstanding Class A Shares and not by separate Right Certificates, and (ii) the right to receive Right Certificates will be transferable only in connection with the transfer of Class A Shares. As soon as practicable after the Distribution Date, the Rights Agent will send, by first-class, insured, postage-prepaid mail, to each record holder of Class A Shares as of the Close of Business on the Distribution Date, at the address of such holder shown on the records of the Company, a Right Certificate evidencing one Right for each Class A Share so held. From and after the Distribution Date, the Rights will be evidenced solely by such Right Certificates.

                (b) As soon as practicable after the Record Date, the Company will send a copy of a Summary of Rights, by first-class, postage-prepaid mail, to each record holder of Class A Shares as of the Close of Business on the Record Date, at the address of such holder shown on the records of the Company. With respect to Class A Shares outstanding on the Record Date, the certificates evidencing such Class A Shares shall, together with copies of such Summary of Rights, thereafter also evidence the outstanding Rights (as such Rights may be amended or supplemented) distributed with respect thereto until the earlier of the Distribution Date or the date of surrender thereof to the Company's transfer agent for registration of transfer or exchange of Class A Shares. Until the Distribution Date (or, if earlier, the Redemption Date or Final Expiration Date), the surrender for registration of transfer or exchange of any certificate for Class A Shares outstanding as of the Close of Business on the Record Date, with or without a copy of the Summary of Rights attached thereto, shall also constitute the surrender for registration of transfer or exchange of the outstanding Rights associated with the Class A Shares represented thereby.

                (c) Rights shall be issued in respect of all Class A Shares which are issued after the Record Date but prior to the earliest of the Redemption Date or Final Expiration Date.

                (d) Certificates for Class A Shares issued after the Record Date but prior to the earliest of the Distribution Date, the Redemption Date and the Final Expiration Date, whether upon registration of transfer or exchange of Class A Shares outstanding on the Record Date or upon original issue thereafter, shall have impressed on, printed on, written on or otherwise affixed to them the following legend:

                This certificate also evidences and entitles the holder hereof to certain Rights as set forth in a Rights Agreement between Angeles Mortgage Investment Trust (the "Company") and Chase Mellon Shareholder Services, L.L.C., dated as of November 13, 1996 (the "Rights Agreement"), the terms of which are hereby incorporated herein by reference and a copy of which is on file at the principal executive offices of the Company. Under certain circumstances, as set forth in the Rights Agreement, such Rights will be evidenced by separate certificates and will no longer be evidenced by this certificate. The Company will mail to the holder of this certificate a copy of the Rights Agreement without charge after receipt of a written request therefor. As described in the Rights Agreement, Rights issued to or acquired by any Acquiring Person or any Affiliate or Associate thereof (each as defined in the Rights Agreement) shall become null and void.

With respect to certificates containing the foregoing legend, until the Distribution Date, outstanding Rights associated with the Class A Shares represented by such certificates shall be evidenced by such certificates alone, and the surrender of any such certificate for registration of transfer or exchange of the Class A Shares evidenced thereby shall also constitute surrender for registration of transfer or exchange of outstanding Rights (as such Rights may be amended or supplemented) associated with the Class A Shares represented thereby.

                (e) If the Company purchases or acquires any of its Class A Shares after the Record Date, but prior to the Distribution Date, the Company shall not be entitled to exercise any Rights associated with such Class A Shares.

         Section 4. Form of Right Certificates.

                (a) The Right Certificates (and the forms of election to purchase Class A Shares and of assignment to be printed on the reverse thereof) shall in form and substance be substantially the same as Exhibit A and may have such marks of identification or designation and such legends, summaries or endorsements printed thereon as the Company may deem appropriate and as are not inconsistent with the provisions of this Agreement, or as may be required to comply with any applicable law or with any rule or regulation made pursuant thereto or with any rule or regulation of any stock exchange on which the Rights may from time to time be listed or any securities association on whose interdealer quotation system the Rights may from time to time by authorized for quotation, or as may be necessary to conform to usage. Subject to the provisions of Section 22 hereof, the Right Certificates that are issued in respect of Class A Shares that were issued and outstanding as of the Record Date, shall be dated as of the Record Date, and all Right Certificates that are issued in respect of other Class A Shares shall be dated as of the respective dates of issuance of such Class A Shares, and in either case on their face shall entitle the holders thereof to purchase number of Class A Shares as shall be set forth therein at the price per Class A Share set forth therein (the "Purchase Price"), but the number of such Class A Shares and the Purchase Price shall be subject to adjustment as provided herein.

                (b) No Right Certificate shall be issued pursuant to this Agreement that represents Rights which have become or would become null and void pursuant to Section 7(e) hereof and any Right Certificate delivered to the Rights Agent for transfer to a Person whose Rights would be null and void pursuant to Section 7(e) or to any nominee (acting in its capacity as such) of such Person shall be cancelled.

         Section 5. Countersignature and Registration.

                (a) The Right Certificates shall be executed on behalf of the Company by its chairman, its president or a vice president, either manually or by facsimile signature, and have affixed thereto the Company's seal or a facsimile thereof that shall be attested by the secretary, or an assistant secretary or treasurer, of the Company, either manually or by facsimile signature. The Right Certificates shall be manually countersigned by the Rights Agent and shall not be valid for any purpose unless so countersigned. In case any officer of the Company who shall have signed any of the Right Certificates shall cease to be such officer of the Company before countersignature by the Rights Agent and issuance and delivery by the Company, such Right Certificates, nevertheless, may be countersigned by the Rights Agent, and issued and delivered by the Company with the same force and effect as though the person who signed such Right Certificates had not ceased to be such officer of the Company; and any Right Certificate may be signed on behalf of the Company by any person who, at the actual date of the execution of such Right Certificate, shall be a proper officer of the Company to sign such Right Certificate, although at the date of the execution of this Rights Agreement any such person was not such an officer.

                (b) From and after the Distribution Date and prior to the earlier of the Redemption Date and the Final Expiration Date, the Company shall cause to be kept at the Corporate Trust Office of the Rights Agent a Rights Register in which, subject to such reasonable regulations as it may prescribe, the Company shall provide for the registration of Right Certificates and of transfers of Rights. The Rights Agent is hereby appointed the registrar and transfer agent for the purpose of registering Right Certificates and transfers of Rights as herein provided and the Rights Agent agrees to maintain such Rights Register in accordance with such regulations so long as it continues to be designated as Rights Registrar hereunder.

         Section 6. Transfer, Split Up, Combination and Exchange of Right Certificates; Mutilated, Destroyed, Lost or Stolen Right Certificates.

                (a) Subject to the provisions of Section 4(b), Section 7(e),
Section 11 and Section 14, at any time after the Close of Business on the Distribution Date, and at or prior to the Close of Business on the earlier of the Redemption Date or the Final Expiration Date, any Right Certificate or Right Certificates may be transferred, split up, combined or exchanged for another Right Certificate or Right Certificates, entitling the registered holder to purchase a like number of Class A Shares (or other securities or other assets, as the case may be) as the Right

Certificate or Right Certificates surrendered then entitled such holder to purchase. Any registered holder desiring to transfer, split up, combine or exchange any Right Certificate shall make such request in writing delivered to the Rights Agent, and shall surrender the Right Certificate or Right Certificates to be transferred, split up, combined or exchanged, with the form of assignment and certificate appropriately executed, at the office of the Rights Agent designated for such purpose. Neither the Rights Agent nor the Company shall be obligated to take any action whatsoever with respect to the transfer of any such surrendered Right Certificate until the registered holder shall have completed and signed the certificate contained in the form of assignment on the reverse side of such Right Certificate and shall have provided such additional evidence of the identity of the Beneficial Owner (or former Beneficial Owner) or Affiliates or Associates thereof as the Company shall reasonably request. Thereupon, the Rights Agent shall, subject to Section 4(b),
Section 7(e), Section 11 and Section 14, countersign and deliver to the person entitled thereto a Right Certificate or Right Certificates, as the case may be, as so requested. The Company may require payment of a sum sufficient to cover any tax or governmental charge that may be imposed in connection with any transfer, split up, combination or exchange of Right Certificates.

                (b) Upon receipt by the Company and the Rights Agent of evidence reasonably satisfactory to them of the loss, theft, destruction or mutilation of a Right Certificate, and, in case of loss, theft or destruction, of indemnity or security reasonably satisfactory to them, and, at the Company's request, reimbursement to the Company and the Rights Agent of all reasonable expenses incidental thereto, and upon surrender to the Rights Agent and cancellation of the Right Certificate if mutilated, the Company will make and deliver a new Right Certificate of like tenor to the Rights Agent for countersignature and delivery to the registered owner in lieu of the Right Certificate so lost, stolen, destroyed or mutilated.

         Section 7. Exercise of Rights; Purchase Price; Expiration Date of
Rights.

                (a) The registered holder of any Right Certificate may exercise the Rights evidenced thereby (except as otherwise provided herein) in whole or in part at any time after the Distribution Date upon surrender of the Right Certificate, with the form of election to purchase on the reverse side thereof duly executed, to the Rights Agent at its Corporate Trust Office, together with payment of the Purchase Price for each Class A Share (or other securities) as to which the Rights are exercised, at or prior to the earliest of
(i) the Close of Business on the Final Expiration Date, (ii) the time of redemption on the Redemption Date, or (iii) the time at which such Rights are mandatorily redeemed and exchanged as provided in Section 24 hereof.

                (b) The Purchase Price for each Class A Share pursuant to the exercise of a Right shall initially be Sixty Dollars ($60.00), shall be subject to adjustment from time to time as provided in Sections 11 and 13 hereof and shall be payable in lawful money of the United States of America in accordance with paragraph (c) below.

                (c) Upon receipt of a Right Certificate representing exercisable Rights, with the form of election to purchase duly executed, accompanied by payment of the Purchase Price for the securities to be purchased and an amount equal to any applicable transfer tax required to be paid by the holder of such Right Certificate in accordance with Section 9 in cash, or by certified check or cashier's check payable to the order of the Company, the Rights Agent shall thereupon promptly (i) requisition from any transfer agent of the Class A Shares (or other securities) certificates for such number of Class A Shares (or other securities) as are to be purchased and registered in such name or names as may be designated by the registered holder of such Right Certificate or, if appropriate, in the name of a depositary agent or its nominee, and the Company hereby irrevocably authorizes its transfer agent to comply with all such requests, (ii) when appropriate, requisition from the Company the amount of cash to be paid in lieu of issuance of fractional shares in accordance with Section 14, (iii) promptly after receipt of such certificates registered in such name or names as may be designated by such holder, cause the same to be delivered to or upon the order of the registered holder of such Right Certificate and (iv) when appropriate, after receipt, promptly deliver such cash to or upon the order of such holder.

                (d) If the registered holder of the Right Certificate shall exercise less than all the Rights evidenced thereby, a new Right Certificate evidencing Rights equal to the Rights remaining unexercised shall be issued by the Rights Agent to the registered holder of such Right Certificate or to his duly authorized assigns, subject to the provisions of Section 14 hereof.

                (e) Notwithstanding anything to the contrary in this Agreement, from and after the first date that a Person becomes an Acquiring Person, any Rights beneficially owned by

(i) any Acquiring Person (or any Associate or Affiliate of an Acquiring Person),
(ii) a transferee of an Acquiring Person (or any Associate or Affiliate of an Acquiring Person) which becomes a transferee after the Acquiring Person becomes such, or (iii) a transferee of an Acquiring Person (or any Associate or Affiliate of an Acquiring Person) who becomes a transferee prior to or concurrently with the Acquiring Person becoming such and receives such Rights pursuant to either (A) a transfer (whether or not for consideration) from the Acquiring Person (or any Associate or Affiliate of such Acquiring Person) to holders of equity interests in such Acquiring Person (or of such Associate or Affiliate) or to any Person with whom the Acquiring Person has any agreement, arrangement or understanding regarding the transferred Rights, or (B) a transfer that the Trustees have determined is part of a plan, arrangement or understanding which has as a primary purpose or effect the avoidance of this
Section 7(e), shall be null and void without any further action and no holder of such Rights shall have any rights whatsoever with respect to such Rights, whether under any provision of this Agreement or otherwise. The Company shall use all reasonable efforts to ensure that the provisions of this Section 7(e) and Section 4(b) are complied with, but shall have not liability to any holder of Rights or any other Person as a result of its failure to make any determination under this Section 7(e) or such Section 4(b) with respect to any Acquiring Person or an Associate or Affiliate of an Acquiring Person or their transferees.

                (f) Notwithstanding anything in this Agreement to the contrary, neither the Rights Agent nor the Company shall be obligated to undertake any action with respect to a registered holder upon the occurrence of any purported transfer or exercise unless such registered holder shall have (i) completed and signed the certificate following the form of assignment or election to purchase set forth on the reverse side of the Right Certificate surrendered for such assignment or exercise and (ii) provided such additional evidence of the identity of the Beneficial Owner (or former Beneficial Owner) or Affiliates or Associates thereof as the Company shall reasonably request.

         Section 8. Cancellation of Right Certificates. All Right Certificates surrendered for the purpose of exercise, transfer or exchange shall, if surrendered to the Company or to any of its other agents, be delivered to the Rights Agent for such purpose and for cancellation or, if surrendered to the Rights Agent for such purpose, shall be cancelled by it. No Right Certificates shall be authenticated in lieu of or in exchange for any Right Certificates cancelled as provided in this Section 8 except as expressly permitted by any of the provisions of this Agreement The Company shall deliver to the Rights Agent for cancellation, and the Rights Agent shall so cancel, any other Right Certificate purchased or acquired by the Company. The Rights Agent shall deliver all canceled Right Certificates to the Company.

         Section 9. Authorization of Shares.

                (a) The Company shall has available an unlimited number of its authorized and unissued Class A Shares. The Company will not take any action to limit the number of Class A Shares below a number that will be sufficient to permit the exercise of outstanding Rights pursuant to the adjustments set forth in Section 11(a)(ii) or Section 13.

                (b) The Company covenants and agrees that it will take all such action as may be necessary to ensure that all Class A Shares issued upon exercise of Rights shall (subject to payment of the Purchase Price) be duly authorized, validly issued, fully paid and nonassessable. The Company further covenants and agrees that it will pay when due and payable any and all federal and state transfer taxes and charges which may be payable in respect of the issuance or delivery of the Right Certificates or of any Class A Shares upon the exercise of Rights. The Company shall not, however, be required to pay any transfer tax which may be payable in respect of any transfer or delivery of Right Certificates to a Person other than, or in respect of the issuance or delivery of certificates for Class A Shares upon exercise of Rights evidenced by Right Certificates in a name other than that of, the registered holder of the Right Certificate evidencing Rights surrendered for transfer or exercise or to issue or deliver any certificates for Class A Shares upon the exercise of any Rights until any such tax shall have been paid (any such tax being payable by the holder of such Right Certificate at the time of surrender thereof) or until it has been established to the Company's satisfaction that no such tax is due.

         Section 10. Record Date. Each Person in whose name any certificate for Class A Shares is issued upon the exercise of, or upon mandatory redemption and exchange of, Rights shall for all purposes be deemed to have become the holder of record of the Class A Shares represented thereby on, and such certificate shall be dated, (i) in the case of an exercise of Rights, the date upon which the Right Certificate evidencing such Rights was duly surrendered and payment of the Purchase Price (and any applicable transfer taxes) was made, or
(ii) in the case of the mandatory redemption and exchange of Rights, the date of such mandatory redemption and exchange; provided, however, that if the date of such surrender and payment or mandatory redemption and exchange is a date upon which the transfer books of the Company for its Class A Shares are closed, such Person shall be deemed to have become the record holder of such shares on, and such certificate shall be dated, the next succeeding Business Day on which such transfer books of the Company are open. Prior to the exercise of (or the mandatory redemption and exchange of) the Rights evidenced thereby, the holder of a Right Certificate shall not be entitled to any rights of a holder of Class A Shares for which the Rights shall be exercisable, including without limitation the rights to vote, to receive dividends or other distributions or to exercise any preemptive rights, and shall not be entitled to receive my notice of any proceedings of the Company, except as provided herein.

         Section 11. Adjustment of Purchase Price; Number of Shares or Number of Rights. The Purchase Price, the number and kind of shares of capital stock of the Company covered by each Right and the number of Rights outstanding are subject to adjustment from time to time as provided in this Section 11.

                (a) (i) If the Company shall at any time (A) declare a dividend on the Class A Shares payable in Class A Shares, (B) subdivide the outstanding Class A Shares, (C) combine the outstanding Class A Shares into a smaller number of Class A Shares or (D) issue any shares of its capital stock in a reclassification of the Class A Shares (including any such reclassification in connection with a consolidation or merger in which the Company is the continuing or surviving corporation), except as otherwise provided in this Section 11(a), the Purchase Price in effect at the time of the record date for such dividend or of the effective date of such subdivision, combination or reclassification, and the number and kind of shares of capital stock issuable on such date, shall be proportionately adjusted so that the holder of any Right exercised thereafter shall be entitled to receive the aggregate number and kind of shares of capital stock which, if such Right had been duly exercised immediately prior to such date (at a time when the Class A Shares transfer books of the Company were open), such holder would have acquired upon such exercise and been entitled to receive by virtue of such dividend, subdivision, combination or reclassification. If an event occurs which would require an adjustment under both Section 11(a)(i) and Section 11(a)(ii), the adjustment provided for in this Section 11(a)(i) shall be in addition to, and shall be made prior to, any adjustment required pursuant to Section 11(a)(ii).

                    (ii) Subject to action of the Trustees pursuant to Section 23 or Section 24 of this Agreement, if any Person shall become an Acquiring Person, each holder of a Right, except as provided in Section 7(e), shall thereafter have a right to receive, upon exercise thereof at the then current Purchase Price in accordance with the terms of this Agreement, such number of Class A Shares as shall equal the result obtained by (x) multiplying the then current Purchase Price by the number of Class A Shares for which a Right was then exercisable and by dividing that product by 50% of the then current per share market price of the Company's Class A Shares (determined pursuant to Section 11(d)) on the date such Person became an Acquiring Person.

                (b) If the Company shall fix a record date for the issuance of rights, options or warrants to all holders of Class A Shares entitling them (for a period expiring within 45 calendar days after such record date) to subscribe for or purchase Class A Shares (or shares having the same rights privileges and preferences as the Class A Shares ("Equivalent Common Shares")) or securities convertible into or exchangeable for Class A Shares or Equivalent Common Shares at a price per Class A Share or Equivalent Common Share (together with any additional consideration required upon conversion or exchange in the case of a security convertible into or exchangeable for Class A Shares or Equivalent Common Shares), less than the current per share market price of the Class A Shares (determined pursuant to Section 12(d) on such record date), the Purchase Price to be in effect after such record date shall be determined by multiplying the Purchase Price in effect immediately prior to such record date by a fraction, the numerator of which shall be the number of Class A Shares outstanding on such record date plus the number of Class A Shares which the aggregate offering price of the total number of Class A Shares and/or Equivalent Common Shares so to be offered (together with the aggregate of any additional consideration required upon conversion or exchange in the case of any convertible or exchangeable securities so to be offered) would purchase at such current market price and the denominator of which shall be the number of Class A Shares outstanding on such record date plus the number of additional Class A Shares and/or Equivalent Common Shares to be offered for subscription or purchase (or into or for which the convertible or exchangeable securities so to be offered are initially convertible or exchangeable). In case all or part of such subscription or purchase price may be paid in a form other than cash, the value of such consideration shall be as determined in good faith by the Trustees, whose determination shall be described in a statement filed with the Rights Agent. Class A Shares owned by or held for the account of the Company or any of its Subsidiaries shall not be deemed outstanding for the purpose of any computation described in this Section 11(b). The adjustment described in this
Section 11(b) shall be made successively whenever such a record date is fixed; and, if none of such rights, options or warrants is so issued, the Purchase Price shall be adjusted to be the Purchase Price which would then be in effect if such record date had not been fixed.

                (c) If the Company shall fix a record date for the making of a distribution to all holders of the Class A Shares (including any such distribution made in connection with a consolidation or merger in which the Company is the continuing or surviving corporation) of evidences of indebtedness or assets (other than a regular quarterly cash dividend or a dividend payable in Class A Shares) or subscription rights or warrants (excluding those referred to in Section 11(b)), the Purchase Price to be in effect after such record date shall be determined by multiplying the Purchase Price in effect immediately prior to such record date by a fraction, the numerator of which shall be the then current per share market price of the Class A Shares (determined pursuant to Section 11(d)) on such record date, less the fair market value (as determined in good faith by the Trustees, whose determination shall be described in a statement filed with the Rights Agent) of the portion of the assets or evidences of indebtedness so to be distributed or of such subscription rights or warrants applicable to one Class A Share and the denominator of which shall be such current per share market price of the Class A Shares. Such adjustments shall be made successively whenever such a record date is fixed; and, if such distribution is not so made, the Purchase Price shall again be adjusted to be the Purchase Price which would then be in effect if such record date had not been fixed.

                (d) For the purpose of any computation hereunder, the "current per share market price" of the Class A Shares on any date shall be deemed to be the average of the daily Closing Prices per share of such Class A Shares for the 30 consecutive Trading Days immediately prior to such date; provided, however, that, if the Company shall announce (A) a dividend or distribution on such Class A Shares payable in such Class A Shares or securities convertible into such Class A Shares or (B) any subdivision, combination or reclassification of such Class A Shares, and the ex-dividend date for such dividend or distribution, or the record date for such subdivision, combination or reclassification, shall occur during such period of 30 Trading Days, then, and in each such case, the current per share market price of the Class A Shares shall be appropriately adjusted to reflect the current market price per Class A Share equivalent.

                (e) No adjustment in the Purchase Price shall be required unless such adjustment would require an increase or decrease of at least 1% in the Purchase Price; provided, however, that any adjustments which by reason of this
Section 11(e) are not required to be made shall be carried forward and taken into account in any subsequent adjustment. All calculations under this Section 11 shall be made to the nearest cent or to the nearest ten-thousandth of a Class A Share or other share, as the case may be, and references herein to the "number of Class A Shares" (or similar phrases) shall be construed to include fractions of a Class A Share. Notwithstanding the first sentence of this Section 11(e), any adjustment required by this Section 11 shall be made no later than the earlier of (i) three years from the date of the transaction which requires such adjustment or (ii) the thirtieth day preceding the Final Expiration Date.

                (f) If as a result of an adjustment made pursuant to Section 11(a), the holder of any Right thereafter exercised shall become entitled to receive any shares of capital stock of the Company other than Class A Shares, thereafter the number of such other shares so receivable upon exercise of any Right shall be subject to adjustment from time to time in a manner and on terms as nearly equivalent as practicable to the provisions with respect to the shares contained in this Section 11, and the provisions of this Agreement, including without limitation Sections 7, 9, 10 and 13, with respect to the Class A Shares shall apply on like terms to any such other shares.

                (g) All Rights originally issued by the Company subsequent to any adjustment made to the Purchase Price hereunder shall, whether or not the Right Certificate evidencing such Rights reflects such adjusted Purchase Price, evidence the right to purchase, at the adjusted

Purchase Price, the number of Class A Shares purchasable from time to time hereunder upon exercise of the Rights, all subject to further adjustment as provided herein.

                (h) Unless the Company shall have exercised its election as provided in Section 11(i), upon each adjustment of the Purchase Price pursuant to Section 11(b) or 11(c), each Right outstanding immediately prior to the making of such adjustment shall thereafter evidence the right to purchase, at the adjusted Purchase Price, that number of Class A Shares obtained by (i) multiplying (x) the number of Class A Shares covered by a Right immediately prior to this adjustment by (y) the Purchase Price in effect immediately prior to such adjustment of the Purchase Price and (ii) dividing the product so obtained by the Purchase Price in effect immediately after such adjustment of the Purchase Price.

                (i) The Company may elect on or after the date of any adjustment of the Purchase Price to adjust the number of Rights outstanding in lieu of any adjustment in the number of Class A Shares purchasable upon the exercise of a Right. Each Right outstanding after such adjustment of the number of Rights shall be exercisable for the number of Class A Shares for which a Right was exercisable immediately prior to such adjustment of the Purchase Price. Each Right held of record prior to such adjustment of the number of Rights shall become that number of Rights (calculated to the nearest one ten-thousandth) obtained by dividing the Purchase Price in effect immediately prior to adjustment of the Purchase Price by the Purchase Price in effect immediately after adjustment of the Purchase Price. The Company shall make a public announcement, along with simultaneous written notice to the Rights Agent, of its election to adjust the number of Rights, indicating the record date for the adjustment, and, if known at the time, the amount of the adjustment to be made. This record date may be the date on which the Purchase Price is adjusted or any day thereafter, but, if the Right Certificates have been issued, shall be at least 10 days later than the date of the public announcement. Until such record date, however, any adjustment in the number of Class A Shares for which a Right shall be exercisable made as required by this Agreement shall remain in effect. If Right Certificates have been issued, upon each adjustment of the number of Rights pursuant to this Section 11(i), the Company shall, as promptly as practicable, cause to be distributed to holders of record of Right Certificates on such record date Right Certificates evidencing, subject to Section 14 hereof, the additional Rights to which such holders shall be entitled as a result of such adjustment, or, at the option of the Company, shall cause to be distributed to such holders of record in substitution and replacement for the Right Certificates held by such holders prior to the date of adjustment, and upon surrender thereof, if required by the Company, new Right Certificates evidencing all the Rights to which such holders shall be entitled after such adjustment. Right Certificates so to be distributed shall be issued, executed and authenticated in the manner provided for herein and shall be registered in the names of the holders of record of Right Certificates on the record date specified in the public announcement.

                (j) Irrespective of any adjustment or change in the Purchase Price or the number of Class A Shares issuable upon the exercise of the Rights, the Right Certificates theretofore and thereafter issued may continue to express the Purchase Price and the number of Class A Shares which were expressed in the initial Right Certificates issued hereunder.

                (k) In any case in which this Section 11 shall require that an adjustment in the Purchase Price be made effective as of a record date for a specified event, the Company may elect to defer until the occurrence of such event the issuance to the holder of any Right exercised after such record date of the Class A Shares or other capital stock or securities of the Company, if any, issuable upon such exercise over and above the Class A Shares or other capital stock or securities of the Company, if any, issuable upon such exercise on the basis of the Purchase Price in effect prior to such adjustment; provided, however, that the Company shall deliver to such holder a due bill or other appropriate instrument evidencing such holder's right to receive such additional securities upon the occurrence of the event requiring such adjustment.

                (l) Anything in this Section 11 to the contrary notwithstanding, the Company shall be entitled to make such reductions in the Purchase Price, in addition to those adjustments expressly required by this Section 11, as and to the extent that it in its sole discretion shall determine to be advisable in order that any combination or subdivision of the Class A Shares, issuance wholly for cash of any of the Class A Shares at less than the current market price, issuance wholly for cash of Class A Shares or securities which by their terms are convertible into or exchangeable for Class A Shares, dividends on Class A Shares payable in Class A Shares or issuance of rights, options or warrants referred to in subsection (b) of this Section 11, hereafter effected by the Company to holders of its Class A Shares shall not be taxable to such shareholders.

         Section 12. Certificate of Adjusted Purchase Price or Number of Shares. Whenever an adjustment is made as provided in Section 11 or 13 hereof, the Company shall (a) promptly prepare a certificate setting forth such adjustment, and a brief statement of the facts accounting for such adjustment, (b) promptly file with the Rights Agent and with each transfer agent for the Class A Shares a copy of such certificate and (c) mail a brief summary thereof to each holder of record of a Right Certificate in accordance with Section 27 hereof.

         Section 13. Consolidation, Merger or Sale or Transfer of Assets or Earning Power. If, after the Share Acquisition Date, directly or indirectly, (a) the Company shall consolidate with, or merge with and into, any other Person,
(b) any Person shall merge with and into the Company and the Company shall be the continuing or surviving corporation of such merger and, in connection with any such merger, all or part of the Class A Shares shall be changed into or exchanged for stock or other securities of any other Person (or the Company) or cash or any other property, or (c) the Company shall sell or otherwise transfer (or one or more of its Subsidiaries shall sell or otherwise transfer), in one or a series of two or more transactions, assets of the Company or its Subsidiaries which constitute more than 50% of the assets or which produce more than 50% of the earning power of the Company and its Subsidiaries (taken as a whole) to any Person or any Affiliate or Associate of such Person other than the Company or one or more of its Wholly-Owned Subsidiaries, then, and in each such case, the Company agrees that, as a condition to engaging in any such transaction, it will make or cause to be made proper provision so that (i) each holder of a Right (except as provided in Section 7(e) hereof) shall thereafter have the right to receive, upon the exercise thereof in accordance with the terms of this Agreement, such number of Common Shares of such other Person (including the Company as successor thereto or as the surviving corporation) or, if such other Person is a Subsidiary of another Person, of the Person or Persons (other than individuals) which ultimately control such first-mentioned Person, as shall be equal to the result obtained by (X) multiplying the then current Purchase Price by the number of Class A Shares for which a Right is then exercisable (without taking into account any adjustment previously made pursuant to Section 11(a)(ii)) and (Y) dividing that product by 50% of the current per share market price of the Common Shares of such other Person (determined pursuant to Section 11(d)) on the date of consummation of such consolidation, merger, sale or transfer; (ii) the issuer of such Common Shares shall thereafter be liable for, and shall assume, by virtue of such consolidation, merger, sale or transfer, all the obligations and duties of the Company pursuant to this Agreement; (iii) the term "Company" as used herein shall thereafter be deemed to refer to such issuer; and (iv) such issuer shall take such steps (including without limitation the reservation of a sufficient number of shares of its Common Shares) in connection with such consummation as may be necessary to assure that the provisions hereof shall thereafter be applicable, as nearly as reasonably may be, in relation to the Class A Shares thereafter deliverable upon the exercise of the Rights. The Company shall not enter into any transaction of the kind referred to in this Section 13 if at the time of such transaction there are outstanding any rights, warrants, instruments or securities or any agreement or arrangements which, as a result of the consummation of such transaction, would substantially diminish or otherwise eliminate the benefits intended to be afforded by the Rights. The Company shall not consummate any such consolidation, merger, sale or transfer unless prior thereto the Company and such issuer shall have excused and delivered to the Rights Agent an agreement supplemental to this Agreement complying with the provisions of this Section 13. The provisions of this Section 13 shall similarly apply to successive mergers or consolidations or sales or other transfers. For the purposes of this Section 13, 50% of the assets of the Company and its Subsidiaries shall be determined by reference to the book value of such assets as set forth in the most recent consolidated balance sheet of the Company and its Subsidiaries (which need not be audited) and 50% of the earning power of the Company and its Subsidiaries shall be determined by reference to the mathematical average of the operating income resulting from the operations of the Company and its Subsidiaries for the two most recent full fiscal years as set forth in the consolidated and consolidating financial statements of the Company and its Subsidiaries for such years; provided, however, that if the Company has, during such period, engaged in one or more transactions to which purchase accounting is applicable, such determination shall be made by reference to the pro forma operating income of the Company and its Subsidiaries giving effect to such transactions as if they had occurred at the commencement of such two-year period.

         Section 14. Fractional Rights and Fractional Shares.

                (a) The Company shall not be required to issue or distribute Right Certificates which evidence fractional Rights. If, on the Distribution Date or thereafter, as a result of any adjustment effected pursuant to Section 11(i) or otherwise hereunder, a Person would otherwise be entitled to receive a Right Certificate evidencing a fractional Right, the Company shall, in lieu thereof, pay or cause to be paid to such Person an amount in cash equal to the same fraction of the current market value of a whole Right. For the purpose of this Section 14(a), the current market value of a whole Right shall be the Closing Price of the Rights for the Trading Day immediately prior to the date on which such fractional Rights would have been otherwise issuable.

                (b) The Company shall not be required to issue fractions of Class A Shares upon exercise of the Rights or to distribute scrip or certificates which evidence fractional Class A Shares. If, on the Distribution Date or thereafter, a Person would otherwise be entitled to receive a fractional Class A Share, the Company shall in lieu thereof pay to such Person at the time such Right is exercised as herein provided an amount in cash equal to the same fraction of the current market value of one Class A Share. For purposes of this
Section 14(b), the current market value of a Class A Share shall be the Closing Price of a Class A Share for the Trading Day immediately prior to the date of such exercise.

                (c) Should any adjustment contemplated by Section 11(a)(ii) or any mandatory redemption and exchange contemplated by Section 24 occur, the Company shall not be required to issue fractions of Class A Shares upon exercise of the Rights or to distribute scrip or certificates which evidence fractional Class A Shares. If after any such adjustment or mandatory redemption and exchange, a Person would otherwise be entitled to receive a fractional Class A Share of the Company upon exercise of any Right Certificate or upon mandatory redemption and exchange as contemplated by Section 24, the Company shall, in lieu thereof, pay to such Person at the time such Right is exercised as herein provided or upon such mandatory redemption and exchange an amount in cash equal to the same fraction of the current market value of one Class A Share. For purposes of this Section 14(c), the current market value of a Class A Share shall be the Closing Price of a Class A Share for the Trading Day immediately prior to the date of such exercise or the date of such mandatory redemption and exchange.

                (d) The holder of a Right by the acceptance thereof expressly waives his right to receive any fractional Rights or any fractional shares upon exercise or mandatory redemption and exchange of a Right.

         Section 15. Rights of Action.

                (a) All rights of action in respect of the obligations and duties owed to the holders of the Rights under this Agreement are vested in the registered holders of the Rights; and, without the consent of the Rights Agent or of the holder of any other Rights, any registered holder of any Rights may, on his own behalf and for his own benefit, enforce, and may institute and maintain any suit, action or proceeding, judicial or otherwise, against the Company to enforce, or otherwise to act in respect of, such holder's right to exercise such Rights in the manner provided in the Right Certificate evidencing such Rights and in this Agreement. Without limiting the foregoing or any remedies available to the holders of Rights, it is specifically acknowledged that the holders of Rights would not have an adequate remedy at law for any breach of this Agreement and will be entitled to specific performance of the obligations under, and injunctive relief against actual or threatened violations of, the obligations of any Person subject to this Agreement.

                (b) No right or remedy herein conferred upon or reserved to the registered holder of Rights is intended to be exclusive of any other right or remedy, and every right and remedy shall, to the extent permitted by law, be cumulative and in addition to every other right and remedy given hereunder or now or hereafter existing at law or in equity or otherwise. The assertion or employment of any right or remedy, whether hereunder or otherwise, shall not prevent the concurrent assertion or employment of any other appropriate right or remedy.

                (c) No delay or omission of any registered holder of Rights to exercise any right or remedy accruing hereunder shall impair any such right or remedy or constitute a waiver of any default hereunder or an acquiescence therein. Every right and remedy given hereunder or by law to such holders may be exercised from time to time, and as often as may be deemed expedient, by such holders.

         Section 16. Agreement of Right Holders. Every holder of a Right, by accepting the same, consents and agrees with the Company and the Rights Agent and with every other holder of a Right that:

                (a) prior to the Distribution Date, the Rights will be transferable only in connection with the transfer of the Class A Shares;

                (b) after the Distribution Date, the Right Certificates are transferable only on the registry books of the Rights Agent if surrendered at the Corporate Trust Office of the Rights Agent duly endorsed or accompanied by a proper instrument of transfer, along with such other and further documentation as the Rights Agent may reasonably request;

                (c) the Company and the Rights Agent may deem and treat the person in whose name the Right Certificate (or, prior to the Distribution Date, the associated Class A Share certificate) is registered as the absolute owner thereof and of the Rights evidenced thereby (notwithstanding any notations of ownership or writing on the Right Certificates or the associated Class A Share certificate made by anyone other than the Company or the Rights Agent) for all purposes, and nether the Company nor the Rights Agent shall be affected by any notice to the contrary; and

                (d) notwithstanding anything in this Agreement to the contrary, neither the Company nor the Rights Agent shall have any liability to any holder of a Right or other Person as a result of its inability to perform any of its obligations under this Agreement by reason of any preliminary or permanent injunction or other order, decree or ruling issued by a court of competent jurisdiction or by a governmental, regulatory or administrative agency or commission, or any statute, rule, regulation or executive order promulgated or enacted by any governmental authority prohibiting or otherwise restraining performance of such obligation; provided that the Company must use its best efforts to have any such order, decree or ruling lifted or otherwise overturned as soon as possible.

         Section 17. Right Certificate Holder Not Deemed a Stockholder. No holder, as such, of any Right (whether or not then evidenced by a Right Certificate) shall be entitled to vote, receive dividends or be deemed for any purpose the holder of Class A Shares or any other securities of the Company which may at any time be issuable on the exercise (or mandatory redemption and exchange) of the Rights represented thereby, nor shall anything contained herein or in any Right Certificate be construed to confer upon any such holder, as such, any of the rights of a stockholder of the Company, including without limitation any right to vote for the election of directors or upon any matter submitted to stockholders at any meeting thereof, to give or withhold consent to any corporate action, to receive notice of meetings or other actions affecting stockholders (except as provided in Section 25) or to receive dividends or subscription rights until the Right or Rights evidenced by such Right Certificate shall have been exercised (or mandatorily redeemed and exchanged) in accordance with the provisions hereof.

         Section 18. Concerning the Rights Agent.

                (a) The Company agrees to pay to the Rights Agent such compensation as shall be agreed to in writing between the Company and the Rights Agent for all services rendered by it hereunder and, from time to time on demand of the Rights Agent, its reasonable expenses and counsel fees and expenses and other disbursements incurred in the administration and execution of this Agreement and the exercise and performance of its duties hereunder. The Company also agrees to indemnify the Rights Agent for, and to hold it harmless against, any loss, liability or expense, incurred without negligence, bad faith or willful misconduct on the part of the Rights Agent, for anything done or omitted by the Rights Agent in connection with the acceptance and administration of this Agreement, including the costs and expenses of defending against any claim of liability in the premises. In no case shall the Rights Agent be liable for special, indirect, incidental or consequential loss or damage of any kind whatsoever, even if the Rights Agent has been advised of the likelihood of such loss or damage.

                (b) The Rights Agent shall be protected and shall incur no liability for, or in respect of any action taken, suffered or omitted by it in connection with, its administration of this Agreement in reliance upon any Right Certificate or certificate for Class A Shares or other securities of the Company, instrument of assignment or transfer, power of attorney, endorsement, affidavit, letter, notice, direction, consent, certificate, statement or other paper or document believed by it to be genuine and to be executed by the proper person or persons and, where necessary, verified or acknowledged, or otherwise upon the advice of its counsel as set forth in Section 19 hereof.

                (c) The provisions of this Section 18 shall survive the expiration of the Rights and the termination of this Agreement.

         Section 19. Duties of Rights Agent. The Rights Agent undertakes the duties and obligations expressly imposed by this Agreement, and no implied duties or obligations shall be read into this Agreement against the Rights Agent, upon the following terms and conditions, by all of which the Company and the holders of Right Certificates, by their acceptance thereof, shall be bound:

                (a) The Rights Agent may consult with legal counsel of its selection (who may be legal counsel for the Company), and the opinion of such counsel shall be full and complete authorization and protection to the Rights Agent as to any action taken or omitted by it in good faith and in accordance with such opinion.

                (b) Whenever in the performance of its duties under this Agreement the Rights Agent shall deem it necessary or desirable that any fact or matter be proved or established by the Company prior to taking or suffering any action hereunder, such fact or matter (unless other evidence in respect thereof be herein specifically prescribed) may be deemed to be conclusively proved and established by a certificate signed by any one of the Chairman, the President, any Vice President, the Treasurer, any Assistant Treasurer, the Secretary or any Assistant Secretary of the Company and delivered to the Rights Agent, and such certificate shall be full authorization to the Rights Agent for any action taken or suffered in good faith by it under the provisions of this Agreement in reliance upon such certificate.

                (c) The Rights Agent shall be liable hereunder to the Company or any other Person only for its own negligence, bad faith or willful misconduct.

                (d) The Rights Agent shall not be liable for or by reason of any of the statements of fact or recitals contained in this Agreement or in the Right Certificates (except its authentication thereof) or be required to verify the same, but all such statements and recitals are and shall be deemed to have been made by the Company only.

                (e) The Rights Agent shall not have any responsibility with respect to the validity of this Agreement or the execution and delivery hereof (except the due execution hereof by the Rights Agent) or with respect to the validity or execution of any Right Certificate (except its authentication thereof); nor shall it be responsible for any breach by the Company of any covenant or condition contained in this Agreement or in any Right Certificate; nor shall it be responsible for any change in the exercisability of the Rights (including the Rights becoming void pursuant to Section 11(a)(ii) hereof) or any adjustment in the terms of the Rights (including the manner, method or amount thereof) provided for in Sections 3, 11, 13, 23 and 24, or the ascertainment of the existence of facts that would require any such change or adjustment (except with respect to the exercise of Rights evidenced by Right Certificates after actual notice that such change or adjustment is required); nor shall it by any act hereunder be deemed to make any representation or warranty as to the authorization or reservation of any Class A Shares to be issued pursuant to this Agreement or any Right Certificate or as to whether any Class A Shares will, when issued, be duly authorized, validly issued, fully paid and nonassessable; nor shall the Rights Agent be responsible for the legality of the terms hereof in its capacity as an administrative agent.

                (f) The Company agrees that it will perform, execute, acknowledge and deliver or cause to be performed, executed, acknowledged and delivered all such further and other acts, instruments and assurances as may reasonably be required by the Rights Agent for the carrying out or performing by the Rights Agent of the provisions of this Agreement.

                (g) The Rights Agent is hereby authorized and directed to accept instructions with respect to the performance of its duties hereunder from any one of the Chairman, the President, any Vice President, the Treasurer, any Assistant Treasurer, the Secretary or any Assistant Secretary of the Company, and to apply to such officers for advice or instructions in connection with its duties, and it shall not be liable for any action taken or suffered to be taken by it in good faith in accordance with instructions of any such officer or for any delay in acting while waiting for those instructions. Any application by the Rights Agent for written instructions from the Company may, at the option of the Rights Agent, set forth in writing any action proposed to be taken or omitted by the Rights Agent under this Agreement and the date on and/or after which such action shall be taken or such omission shall be effective. The Rights Agent shall not be liable for any action taken by, or omission of, the Rights Agent in accordance with a proposal included in such application on or after the date specified in such application (which date shall not be less than three Business Days after the date any officer of the Company actually receives such application, unless any such officer shall have consented in writing to any earlier date) unless prior to taking any such action (or the effective date in the case of an omission), the Rights Agent shall have received written instructions in response to such application specifying the action to be taken or omitted.

                (h) The Rights Agent and any shareholder, director, officer or employee of the Rights Agent may buy, sell or deal in any of the Rights or other securities of the Company or become pecuniarily interested in any transection in which the Company may be interested, or contract with or lend money to the Company or otherwise act as fully and freely as though it were not Rights Agent under this Agreement. Nothing herein shall preclude the Rights Agent from acting in any other capacity for the Company.

                (i) The Rights Agent may execute and exercise any of the rights or powers hereby vested in it or perform any duty hereunder either itself or by or through its attorneys or agents, and the Rights Agent shall not be answerable or accountable for any act, default, neglect or misconduct of any such attorneys or agents or for any loss of the Company resulting from any such act, default, neglect or misconduct provided reasonable care was exercised in the selection and continued employment thereof.

                (j) No provision of this Agreement shall require the Rights Agent to expend or risk its own funds or otherwise incur any financial liability in the performance of any of its duties hereunder or in the exercise of its rights if there shall be reasonable grounds for believing that repayment of such funds or adequate indemnification against such risk or liability is not reasonably assured to it.

                (k) If, with respect to any Right Certificate surrendered to the Rights Agent for exercise or transfer, the portion of the form of assignment or form of election to purchase (as the case may be) certifying that the Rights are not beneficially owned by an Acquiring Person or an Affiliate or Associate thereof has not been completed or indicates that such Rights are beneficially owned by such Person, the Rights Agent shall not take any further action with respect to such requested exercise or transfer without the written consent of the Company.

                (l) In addition to the foregoing, the Rights Agent shall be protected and shall incur no liability for, or in respect of, any action taken or omitted by it in connection with its administration of this Agreement if such acts or omissions are in reliance upon (i) the proper execution of the certification concerning beneficial ownership appended to the form of assignment and the form of election to exercise attached to any Right Certificate unless the Rights Agent shall have actual knowledge that, as executed, such certification is untrue, or (ii) the non-execution of such certification including, without limitation, any refusal to honor any otherwise permissible assignment or election by reason of such non-execution.

                (m) The Company agrees to give the Rights Agent prompt written notice of any event or ownership which would prohibit the exercise or transfer of the Right Certificates.

       Section 20. Merger or Consolidation or Change of Name of Rights Agent.

                (a) Any corporation into which the Rights Agent or any successor Rights Agent may be merged or with which it may be consolidated, or any corporation resulting from any merger or consolidation to which the Rights Agent or any successor Rights Agent shall be a party, or any corporation succeeding to the corporate trust business of the Rights Agent or any successor Rights Agent, shall be the successor to the Rights Agent under this Agreement without the execution or filing of any paper or any further act on the part of any of the parties hereto, provided that such corporation would be eligible for appointment as a successor Rights Agent under the provisions of Section 21. If at the time such successor Rights Agent shall succeed to the agency created by this Agreement any of the Right Certificates shall have been authenticated but not delivered, any such successor Rights Agent may adopt the authentication of the predecessor Rights Agent and deliver such Right Certificates so authenticated, and, if at that time any of the Right Certificates shall not have been authenticated, any successor Rights Agent may authenticate such Right Certificates either in the name of the predecessor Rights Agent or in the name of the successor Rights Agent; and in all such cases such Right Certificates shall have the full force provided in the Right Certificates and in this Agreement.

                (b) If at any time the name of the Rights Agent shall be changed and at such time any of the Right Certificates shall have been authenticated but not delivered, the Rights Agent may adopt the authentication under its prior name and deliver Right Certificates so authenticated; and, in case at that time any of the Right Certificates shall not have been authenticated, the Rights Agent may authenticate such Right Certificates either in its prior name or in its changed name; and in all such cases such Right Certificates shall have the full force provided in the Right Certificates and in this Agreement.

         Section 21. Change of Rights Agent. The Rights Agent or any successor Rights Agent may resign and be discharged from its duties under this Agreement upon 30 days' notice in writing mailed to the Company by first-class mail. The Company may remove the Rights Agent or any successor Rights Agent upon 30 days' notice in writing, mailed to the Rights Agent or successor Rights Agent, as the case may be, by first-class mail. If the Rights Agent shall resign or be removed or shall otherwise become incapable of acting, the Company shall appoint a successor to the Rights Agent. If the Company shall fail to make such appointment within a period of 30 days after giving notice of such removal or after it has been notified in writing of such resignation or incapacity by the resigning or incapacitated Rights Agent or by the registered holder of a Right Certificate (or, prior to the Distribution Date, of Class A Shares), then the Rights Agent or any registered holder of a Right Certificate (or, prior to the Distribution Date, of Class A Shares) may apply to any court of competent jurisdiction for the appointment of a new Rights Agent. Any successor Rights Agent, whether appointed by the Company or by such a court, shall be (i) a corporation organized and doing business under the laws of the United States or of any state of the United States, which is authorized under such laws to exercise corporate trust powers and is subject to supervision or examination by federal or state authority and which has at the time of its appointment as Rights Agent a combined capital and surplus of at least $50 million or (ii) an affiliate of such a corporation. After appointment, the successor Rights Agent shall be vested with the same powers, rights, duties and responsibilities as if it had been originally named as Rights Agent without further act or deed; but the predecessor Rights Agent shall deliver and transfer to the successor Rights Agent any property at the time held by it hereunder, and execute and deliver any further assurance, conveyance, act or deed necessary for the purpose. Not later than the effective date of any such appointment, the Company shall file notice thereof in writing with the predecessor Rights Agent and each transfer agent for the Class A Shares and mail a notice thereof in writing to the registered holders of the Right Certificates. Failure to give any notice provided for in this Section 21, however, or any defect therein, shall not affect the legality or validity of the resignation or removal of the Rights Agent or the appointment of the successor Rights Agent, as the case may be.

         Section 22. Issuance of New Right Certificates. Notwithstanding any of the provisions of this Agreement or of the Rights to the contrary, the Company may, at its option, issue new Right Certificates evidencing Rights in such form as may be approved by its Trustees to reflect any adjustment or change in the Purchase Price per share and the number, kind or class of shares or other securities purchasable under the Right Certificates made in accordance with the provisions of this Agreement.

         Section 23. Redemption.

                (a) The Rights may be redeemed by action of the Trustees pursuant to paragraph (b) of this Section 23, or may be redeemed and exchanged by action of the Trustees pursuant to Section 24 herein, but shall not be redeemed in any other manner.

                (b) The Company may, at its option, at any time up to and including the Close of Business on the tenth Business Day after the Share Acquisition Date, redeem all but not less than all the then outstanding Rights at a redemption price of one cent ($.01) per Right then outstanding, appropriately adjusted to reflect any adjustment in the number of Rights outstanding pursuant to Section 11(i) herein. Any such redemption of the Rights by the Trustees may be made effective at such time, on such basis and with such conditions as the Trustees in their sole discretion may establish.

                (c) The right of the registered holders of Right Certificates to exercise the Rights evidenced thereby or, if the Distribution Date has not theretofore occurred, the inchoate right of the registered holders of Rights to exercise the same shall, without notice to such holders or to the Rights Agent and without further action, terminate and be of no further force or effect effective as of the time of adoption by the Trustees of a resolution authorizing and directing the redemption of the Rights pursuant to paragraph (b) of this
Section 23 (or, alternatively, if the Trustees qualified such action as to time, basis or conditions, then at such time, on such basis and with such conditions as the Trustees may have established pursuant to such paragraph (b)); thereafter, the only right of the holders of Rights shall be to receive the

Redemption Price. The Company shall promptly give public notice of any redemption resolution pursuant to paragraph (b) of this Section 23; provided, however, that the failure to give, or any defect in, any such notice shall not affect the validity of such redemption. Within 10 days after the adoption of any redemption resolution pursuant to paragraph (b) of this Section 23, the Company shall give notice of such redemption to the Rights Agent and to the holders of the then outstanding Rights by mailing such notice to all such holders at their last addresses as they appear upon the registry books of the Rights Agent or, prior to the Distribution Date, on the registry books of the transfer agent for the Class A Shares. Any notice which is mailed in the manner herein provided shall be deemed given, whether or not the holder receives the notice.

Each such notice of redemption shall state the method by which the payment of the Redemption Price will be made.

                (d) Neither the Company nor any of its Affiliates or Associates may acquire (other than, in the case of such Affiliates and Associates, in their capacity as holders of Class A Shares), redeem or purchase for value any Rights at any time in any manner other than as specifically set forth in this Section 23 or in Section 24 herein, and other than in connection with the purchase of Class A Shares prior to the Distribution.

                (e) Notwithstanding anything contained in this Agreement to the contrary, the Rights shall not be exercisable after a Person becomes an Acquiring Person until such time as the Company's right of redemption pursuant to Section 23(b) has expired.

         Section 24. Mandatory Redemption and Exchange.

                (a) The Trustees may, at their option, at any time after any Person becomes an Acquiring Person, cause the Company to issue Class A Shares in mandatory redemption of, and in exchange for, all or part of the then outstanding and exercisable Rights (which shall not include Rights that have become null and void pursuant to the provisions of Section 7(e) hereof) at an exchange rate of one Class A Share for each two Class A Shares for which each Right is then exercisable pursuant to the provisions of Section 11(a)(ii) hereof. Notwithstanding the foregoing, the Trustees shall not be empowered to effect such redemption and exchange at any time after any Person (other than the Company, any Subsidiary of the Company, any employee benefit plan of the Company or of any such Subsidiary, or any trustee of or fiduciary with respect to any such plan when acting in such capacity), together with all Affiliates and Associates of such Person, becomes the Beneficial Owner of 50% or more of the Class A Shares then outstanding.

                (b) Immediately upon the action of the Trustees ordering the mandatory redemption and exchange of any Rights pursuant to subsection (a) of this Section 24 and without any further action and without any notice, the right to exercise such Rights shall terminate and the only right thereafter of a holder of such Rights shall be to receive such number of Class A Shares as is provided in paragraph (a) of this Section 24. The Company shall promptly give public notice of any such redemption and exchange; provided, however, that the failure to give, or any defect in, such notice shall not affect the validity of such redemption and exchange. The Company promptly shall mail a notice of any such redemption and exchange to the Rights Agent and to all the holders of such Rights at their last addresses as they appear upon the registry books of the Rights Agent. Any notice which is mailed in the manner herein provided shall be deemed given, whether or not the holder receives the notice. Each such notice of mandatory redemption and exchange shall state the method by which the redemption and exchange of the Class A Shares for Rights will be effected and, in the event of any partial redemption and exchange, the number of Rights which will be redeemed and exchanged. Any partial redemption and exchange shall be effected pro rata based on the number of Rights (other than Rights which have become null and void pursuant to the provisions of Section 7(e) hereof) held by each holder of Rights.

         Section 25. Notice of Certain Events.

                (a) If the Company shall, on or after the Distribution Date, propose (a) to make any distribution payable in stock of any class of the Company or any Subsidiary of the Company to the holders of its Class A Shares;
(b) to offer to the holders of its Class A Shares rights, options or warrants to subscribe for or to purchase any additional Class A Shares or shares of stock of any class or any other securities, rights, options or warrants; (c) to make any other distribution to the holders of its Class A Shares (other than a regular quarterly cash dividend); (d) to effect any reclassification of its Class A Shares (other than a reclassification involving only the subdivision of outstanding Class A Shares); (e) to effect any consolidation or merger into or with, or to effect any sale or other transfer (or to permit one or more of its Subsidiaries to effect any sale or other transfer), in one or more transactions, of more than 50% of the assets or earning power of the Company and its Subsidiaries (determined as provided in Section 13 herein) to, any other Person (other than the Company or a Wholly-Owned Subsidiary or Wholly-Owned Subsidiaries); (f) to effect the liquidation or winding up of the Company; or (g) if the Rights have theretofore become exercisable with respect to Class A Shares pursuant to Section 11(a)(ii) herein, to declare or pay any dividend or other distribution on the Class A Shares payable in Class A Shares or in stock of any other class of the Company or any Subsidiary of the Company or to effect a subdivision or combination of the Class A Shares (by reclassification or otherwise than by payment of dividends in Class A Shares) then, in each such case, the Company shall give to the Rights Agent and to each holder of a Right Certificate, in accordance with Section 27 hereof, notice of such proposed action, which shall specify the date of authorization by the Trustees of, and record date for, such stock dividend or such distribution of rights or warrants or the date on which such reclassification, consolidation, merger, sale, transfer, liquidation, dissolution, winding up, subdivision or combination is to take place and the date of participation therein by the holders of the Class A Shares if any such date is to be fixed. Such notice shall be so given in the case of any action covered by clause (a), (b), (c) or (g) above at least 20 days prior to the record date for determining holders of the Class A Shares, for purposes of such action, and in the case of any such other action, at least 20 days prior to the date of the taking of such proposed action or the date of participation therein by the holders of the Class A Shares, whichever shall be the earlier.

         Section 26. Listing; Securities Laws Registrations.

                (a) So long as the Class A Shares issuable upon the exercise of Rights may be listed on any United States national securities exchange or authorized for quotation on any interdealer quotation system of any securities association, the Company shall use its best efforts to cause, from and after such time as the Rights become exercisable, all shares reserved for such issuance to be listed on such exchange or quoted on such system upon official notice of issuance upon such exercise.

                (b) The Company shall (i) prepare and file as soon as is required by law following the Distribution Date a registration statement under the Securities Act of 1933, as amended (the "Securities Act"), with respect to the Class A Shares or other securities purchasable upon exercise of the Rights on an appropriate form, (ii) use its best efforts to cause such registration statement to become effective as soon as practicable after such filing, and
(iii) use its best efforts to cause such registration statement to remain effective (with a prospectus at all times meeting the requirements of the Securities Act) until the earlier of (A) the date as of which the Rights are no longer exercisable for such securities or (B) the Final Expiration Date. The Company will also take such action as may be appropriate under, or to ensure compliance with, the securities or "blue sky" laws of the various states and other appropriate jurisdictions in connection with the exercisability of the Rights. The Company may temporarily suspend, for a period of time not to exceed 90 days after the date set forth in clause (i) of the first sentence of this paragraph, the exercisability of the Rights in order to prepare and file such registration statement and permit it to become effective and to take such action under such other securities or blue sky laws and permit them to become effective. Upon any such suspension, the Company shall issue a public announcement stating that the exercisability of the Rights has been temporarily suspended, as well as a public announcement at such time as the suspension is no longer in effect. Notwithstanding any provision of this Agreement to the contrary, the Rights shall not be exercisable in any jurisdiction if the requisite qualification in such jurisdiction shall not have been obtained or the exercise thereof shall not be permitted under applicable law or a registration statement shall not have been declared effective.

         Section 27. Notices. Notices or demands authorized by this Agreement to be given or made by the Rights Agent or by the holder of any Right Certificate to or on the Company shall be sufficiently given or made if sent by first-class mail, postage prepaid, addressed (until another address is filed in writing with the Rights Agent) as follows:

               Angeles Mortgage Investment Trust
               340 North Westlake Boulevard
               Suite 230
               Westlake Village, CA  91362
               Attention:  Secretary

Any notice or demand authorized by this Agreement to be given or made by the Company or by the holder of any Right Certificate to or on the Rights Agent shall be sufficiently given or made if sent by first-class mail, postage prepaid, addressed (until another address is filed in writing with the Company) as follows:

               Chase Mellon Shareholders Services, L.L.C.
               450 West 33rd Street
               Fifteenth Floor
               New York, New York  10001

Notices or demands authorized by this Agreement to be given or made by the Company or the Rights Agent to the holder of any Right Certificate shall be sufficiently given or made if sent by first-class mail, postage prepaid, addressed to such holder at the address of such holder as shown on the Rights Register of the Company or, prior to the Distribution Date, on the stock transfer records for the Class A Shares.

         Section 28. Supplements and Amendments.

                (a) The Company may from time to time supplement or amend this Agreement (which supplement or amendment shall be evidenced by a writing signed by the Company and the Rights Agent) without the approval of any holders of Right Certificates in order to cure any ambiguity, to correct or supplement any provision contained herein which may be defective or inconsistent with any other provisions herein, to make any other provisions in regard to matters or questions arising hereunder, or to add, delete, modify or otherwise amend any provision, which the Company may deem necessary or desirable, including without limitation extending the Final Expiration Date and, provided that at the time of such amendment or supplement the Distribution Date has not occurred, the period during which the Rights may be redeemed; provided, however, that, from and after such time as any Person becomes an Acquiring Person, any such amendment or supplement shall not materially and adversely affect the interests of the holders of Right Certificates. Without limiting the foregoing, the Trustees may by resolution adopted at any time prior to such time as any Person becomes an Acquiring Person amend this Agreement to lower the threshold set forth in the definitions of Acquiring Person and

Distribution Date herein from 20% to a percentage not less than the greater of
(i) any percentage greater than the largest percentage of the outstanding Class A Shares then known to the Company to be beneficially owned by any Person (other than the Company, any Subsidiary of the Company, any employee benefit plan of the Company or of any Subsidiary of the Company, or any trustee of or fiduciary with respect to any such plan when acting such capacity), and (ii) 10% if the Trustees shall determine that a Person whose interests are adverse to the Company and its shareholders may seek to acquire control of the Company.

                (b) Notwithstanding any other provision hereof, the Rights Agent's consent must be obtained regarding any amendment or supplement pursuant to this Section 28 which alters the Rights Agent's rights or duties.

         Section 29. Successors. All the covenants and provisions of this Agreement by or for the benefit of the Company or the Rights Agent shall bind and inure to the benefit of their respective successors and assigns hereunder.

         Section 30. Determinations and Actions by the Trustees. For all purposes of this Agreement, any calculation of the number of Class A Shares or other securities outstanding at any particular time, including for purposes of determining the particular percentage of such outstanding Class A Shares of which any person is the Beneficial Owner, shall be made in accordance with the last sentence of Rule 13d-3(d)(1)(i) of the General Rules and Regulations under the Exchange Act. The Trustees shall have the exclusive power and authority to administer this Agreement and to exercise all rights and powers specifically granted to the Trustees or to the Company, or as may be necessary or advisable in the administration of this Agreement, including, without limitation, the right and power to (i) interpret the provisions of this Agreement, and (ii) make all determinations deemed necessary or advisable for the administration of this Agreement (including a determination to redeem or not redeem the Rights or to amend the Agreement). All such actions, calculations, interpretations and determinations (including, for purposes of clause (y) below, all omissions with respect to the foregoing) which are done or made by the Trustees in good faith, shall (x) be final, conclusive and binding on the

Company, the Rights Agent, the holders of the Rights and all other parties and
(y) not subject the Trustees to any liability to the holders of the Rights.

         Section 31. Effect on Class B Shares. Nothing in this Agreement shall adversely affect the rights of the Class B Shares of the Company as set forth in the Declaration of Trust of the Company.

         Section 32. Benefits of this Agreement. Nothing in this Agreement shall be construed to give to any Person other than the Company, the Rights Agent and the registered holders of the Rights any legal or equitable right, remedy or claim under this Agreement; but this Agreement shall be for the sole and exclusive benefit of the Company, the Rights Agent and the registered holders of the Rights.

         Section 33. Severability. If any term, provision, covenant or restriction of this Agreement is held by a court of competent jurisdiction or other authority to be invalid, void or unenforceable, the remainder of the terms, provisions, covenants and restrictions of this Agreement shall remain in full force and effect and shall in no way be affected, impaired or invalidated.

         Section 34. Governing Law. This Agreement and each Right Certificate issued hereunder shall be deemed to be a contract made under the laws of the State of California and for all purposes shall be governed by and construed in accordance with the laws of such State applicable to contracts to be made and performed entirely within such State; provided, however, that the rights and obligations of the Rights Agent shall be governed by and construed in accordance with the laws of the State of New York.

         Section 35. Counterparts. This Agreement may be executed in any number of counterparts and each of such counterparts shall for all purposes be deemed to be an original, and all such counterparts shall together constitute but one and the same instrument.

         Section 36. Descriptive Headings. Descriptive headings of the several Sections of this Agreement are inserted for convenience only and shall not control or affect the meaning or construction of any of the provisions hereof.

         IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed and attested, all as of the day and year first above written.

                                        ANGELES MORTGAGE INVESTMENT TRUST

Attest:

By: /s/ Anna Merguerian                 By: /s/ Ronald J. Consiglio
   -------------------------               --------------------------------
   Title: Secretary                        Title:  President


                                         CHASE MELLON SHAREHOLDER
                                         SERVICES, L.L.C.
                                         As Rights Agent

Attest:

By: /s/ Laura Picone                    By: /s/ Patricia Zakrzewski
   -------------------------               --------------------------------
Title:  Authorized Officer                 Authorized Officer

                                    EXHIBIT A


                           [Form of Right Certificate]

Certificate No. R-                                                  _____ Rights

         NOT EXERCISABLE AFTER DECEMBER 31, 2003 (UNLESS EXTENDED) OR EARLIER IF REDEMPTION OR EXCHANGE OCCURS. THE RIGHTS ARE SUBJECT TO REDEMPTION AT $.01 PER RIGHT AND TO EXCHANGE ON THE TERMS SET FORTH IN THE RIGHTS AGREEMENT. UNDER CERTAIN CIRCUMSTANCES, RIGHTS BENEFICIALLY OWNED BY ACQUIRING PERSONS (AS DEFINED IN SECTION 1 OF THE RIGHTS AGREEMENT) OR ANY SUBSEQUENT HOLDER OF SUCH RIGHTS BECOME NULL AND VOID.

                                RIGHT CERTIFICATE

                        ANGELES MORTGAGE INVESTMENT TRUST

         This certifies that ____________________, or registered assigns, is the registered owner of the number of Rights set forth above, each of which entitles the owner thereof, subject to the terms, provisions and conditions of the Rights Agreement, dated as of November 13, 1996 (the Rights Agreements), between ANGELES MORTGAGE INVESTMENT TRUST, a California business trust (the "Company"), and CHASE MELLON SHAREHOLDER SERVICES, L.L.C. (the "Rights Agent"), to purchase from the Company at any time after the Distribution Date (as such term is defined in the Rights Agreement) and prior to 5:00 p.m., Los Angeles, California time, on December 31, 2003 (unless extended), at the Corporate Trust Office of the Rights Agent (or at the office of its successor as Rights Agent), one fully paid nonassessable Class A Share, $1 par value (the "Class A Shares"), of the Company, at a purchase price of Sixty Dollars ($60.00) per Class A Share (the "Purchase Price"), upon presentation and surrender of this Right Certificate with the Form of Election to Purchase duly executed. The number of Rights evidenced by this Right Certificate (and the number of Class A Shares which may be purchased upon exercise hereof) set forth above, and the Purchase Price set forth above, are the number and Purchase Price as of November 13, 1996, based on the Class A Shares as constituted at such date. As provided in the Rights Agreement, the Purchase Price and the number of Class A Shares which may be purchased upon the exercise of the Rights evidenced by this Right Certificate are subject to modification and adjustment upon the happening of certain events.

         This Right Certificate is subject to all of the terms, provisions and conditions of the Rights Agreement, which terms, provisions and conditions are hereby incorporated herein by reference and made a part hereof and to which Rights Agreement reference is hereby made for a full description of the rights, limitations of rights, obligations, duties and immunities hereunder of the Rights Agent, the Company and the holders of the Right Certificates. Copies of the

Rights Agreement are on file at the principal executive offices of the Company and the Corporate Trust Office of the Rights Agent.

         This Right Certificate, with or without other Right Certificates, upon surrender at the Corporate Trust Office of the Rights Agent, may be exchanged for another Right Certificate or Right Certificates of like tenor and date evidencing Rights entitling the holder to purchase a like aggregate number of Class A Shares as the Rights evidenced by the Right Certificate or Right Certificates surrendered shall have entitled such holder to purchase. If this Right Certificate shall be exercised in part, the holder shall be entitled to receive upon surrender hereof another Right Certificate or Right Certificates for the number of whole Rights not exercised.

         Subject to the provisions of the Rights Agreement, the Rights evidenced by this Certificate (i) may be redeemed by the Company at a redemption price of $.01 per Right or (ii) may be exchanged by the Company in whole or in part for Class A Shares.

         No fractional Class A Shares will be issued upon the exercise of any Right or Rights evidenced hereby, but in lieu thereof a cash payment will be made as provided in the Rights Agreement.

         No holder of this Right Certificate shall be entitled to vote or receive dividends or be deemed for any purpose the holder of the Class A Shares or of any other securities of the Company which may at any time be issuable on the exercise hereof, nor shall anything contained in the Rights Agreement or herein be construed to confer upon the holder hereof, as such, any of the rights of a stockholder of the Company or any right to vote for the election of Trustees or upon any matter submitted to stockholders at any meeting thereof, or to give or withhold consent to any corporate action, or to receive notice of meetings or other actions affecting stockholders (except as provided in the Rights Agreement), or to receive dividends or subscription rights, or otherwise, until the Right or Rights evidenced by this Right Certificate shall have been exercised as provided in the Rights Agreement.

         This Right Certificate shall not be entitled to any benefit under the Rights Agreement or be valid or obligatory for any purpose until it shall have been authenticated by the Rights Agent.

         WITNESS the facsimile signatures of the proper officers of the Company and its corporate seal.

Dated as of __________________________

ATTEST:                                 ANGELES MORTGAGE INVESTMENT TRUST


_______________________________         By:________________________________
         Secretary                                  President

         This is one of the Right Certificates referred to in the within-mentioned Rights Agreement.


CHASE MELLON SHAREHOLDER SERVICES, L.L.C., as Rights Agent


By:      _____________________________________________
         Authorized Signatory

                   [Form of Reverse Side of Right Certificate]

                               FORM OF ASSIGNMENT

             (To be executed by the registered holder if such holder
                   desires to transfer the Right Certificate)

         FOR VALUE RECEIVED, _________________________________ hereby sells, assigns and transfers unto ____________________________________________________
_______________________________________________________________________________
                  (Please print name and address of transferee) ________________________________________________________________________ this
Right Certificate, together with all right, title and interest therein, and does hereby irrevocably constitute and appoint _________________________ Attorney, to transfer the Right Certificate on the books of the within-named Company, with full power of substitution.

Dated as of _____________________, _________.


                                      __________________________________________
                                      Signature

Signature Guarantee:

Signatures must be guaranteed.

________________________________________________________________________________
                    [To be executed if statement is correct]

         The undersigned hereby certifies that the Rights evidenced by this Right Certificate are not beneficially owned by an Acquiring Person or an Affiliate or Associate thereof (as defined in the Rights Agreement).

                                      __________________________________________
                                      Signature

             [Form of Reverse Side of Right Certificate - continued]
                          FORM OF ELECTION TO PURCHASE
                      (To be executed if holder desires to
                         exercise the Right Certificate)

TO ANGELES MORTGAGE INVESTMENT TRUST:

         The undersigned hereby irrevocably elects to exercise
___________________ Rights represented by this Right Certificate to purchase the Class A Shares (or other securities) issuable upon the exercise of such Rights and requests that certificates for such Class A Shares (or other securities) be issued in the name of:

Please insert social security or other identifying number:


_____________________________

________________________________________________________________________________
                         (Please print name and address)

If such number of Rights shall not be all the Rights evidenced by this Right Certificate, a new Right Certificate for the balance remaining of such Rights shall be registered in the name of and delivered to:

Please insert social security or other identifying number:

_____________________________

________________________________________________________________________________
                         (Please print name and address)

Dated as of _____________, _____.

                                      __________________________________________
                                      Signature

             [Form of Reverse Side of Right Certificate - continued]

Signature Guaranteed:

Signatures must be guaranteed.

________________________________________________________________________________
                    [To be executed if statement is correct]

         The undersigned hereby certifies that the Rights evidenced by this Right Certificate are not beneficially owned by an Acquiring Person or an Affiliate or Associate thereof (as defined in the Rights Agreement).


                                      __________________________________________
                                           Signature


         The signature in the foregoing Form of Assignment or Form of Election to Purchase must conform to the name as written upon the face of this Right Certificate in every particular, without alteration or enlargement or any change whatsoever.

         In the event the certification set forth above in the Form of Assignment or the Form of Election to Purchase, as the case may be, is not completed, the Company and the Rights Agent will deem the beneficial owner of the Rights evidenced by this Right Certificate to be an Acquiring Person or an Affiliate or Associate thereof (as defined in the Rights Agreement) and such Assignment or Election to Purchase will not be honored.

                                    EXHIBIT B

                        ANGELES MORTGAGE INVESTMENT TRUST

                                SHAREHOLDER PLAN
                  SUMMARY OF RIGHTS TO PURCHASE CLASS A SHARES


         On November 12, 1996, the Trustees of Angeles Mortgage Investment Trust (the "Company") authorized the distribution of one Right for each outstanding Class A Share of the Company ("Class A Shares"). The distribution is to be made to the stockholders of record on November 18, 1996 (the "Record Date") and, in addition, the Company has authorized the issuance of one Right with respect to each Class A Share that shall become outstanding between the Record Date and the earliest of the Distribution Date, the Redemption Date or the Final Expiration Date (as such terms are hereinafter defined). When exercisable, each Right entitles the registered holder to purchase from the Company one Class A Share (or other shares, securities or property, as the case may be, of equivalent value) at the initial price of $60.00 per Share (the "Purchase Price"), subject to adjustment. However, if a person becomes an Acquiring Person (as hereinafter defined) holders (other than Acquiring Persons) can exercise at a price equal to one-half of the market value of the Class A Shares. The description and terms of the rights are set forth in a Rights Agreement (the "Rights Agreement") between the Company and Chase Mellon Shareholder Services, L.L.C. (the "Rights Agent").

         Initially, the Rights will be evidenced by the certificates representing Class A Shares then outstanding, no separate Right Certificates will be distributed and the Rights will not be tradeable separate from the Class A Shares. The Rights will become exercisable and will separate from the Class A Shares upon the earlier of (i) ten business days after a public announcement that a person or group of affiliated or associated persons (an "Acquiring Person") has acquired beneficial ownership of 20% or more of the outstanding Class A Shares (the "Share Acquisition Date") or (ii) ten business days (or a later date as determined by the Trustees) after the commencement of, or first public announcement of an intention to commence, a tender offer or exchange offer that would result in a person or group beneficially owning 20% or more of the outstanding Class A Shares (the earlier of such dates being called the "Distribution Date").

         Until the Distribution Date (or earlier redemption or expiration of the Rights), (i) the Rights will be evidenced by the Class A Share certificates and will be transferred with and only with such Class A Share certificate, (ii) new Class A Share certificates issued after the Record Date will contain in accordance with the Rights Agreement a notation incorporating the Rights Agreement by reference, and (iii) the surrender or transfer of any certificates for Class A Shares outstanding will also constitute the transfer of the Rights associated with the Class A Shares represented by such certificate.

         The Rights are not exercisable until the Distribution Date and will expire at the close of business on December 31, 2003 (the "Final Expiration Date"), unless the Final Expiration Date is extended or the Rights are earlier redeemed or exchanged by the Company as described below.

         As soon as practicable after the Distribution Date, Right Certificates will be mailed to holders of record of the Class A Shares as of the close of business on the Distribution Date, and thereafter, the separate Right Certificates alone will represent the Rights. Only Class A Shares issued prior to the Distribution Date will be issued with Rights.

         In the event that a Person becomes an Acquiring Person, each holder of a Right will thereafter have the right to receive, upon exercise, Class A Shares (or in certain circumstances cash, property or other securities of the Company) having a value equal to two times the Purchase Price of the Right. Notwithstanding the foregoing, following the occurrence of such an event, all Rights that are or (under certain circumstances specified in the Rights Agreement) were beneficially owned by any Acquiring Person will be null and void.

         After the Share Acquisition Date, in the event that (i) the Company consolidates or merges with any other person and the Company is not the surviving corporation; (ii) any person engages in a share exchange, consolidation or merger with the company were the outstanding Class A Shares are exchanged for securities, cash or property of the other person and the Company is the surviving corporation; or (iii) 50% or more of the Company's assets or earning power is sold or transferred, proper provision will be made so that each holder of a Right (other than Rights owned by an Acquiring Person, which will have become null and void) will thereafter have the right to receive, upon exercise, common stock of the acquiring company having a value equal to two times the Purchase Price of the Right.

         The Purchase Price payable, and the number of Class A Shares or other securities, cash or property issuable, upon exercise of the Rights are subject to customary adjustments from time to time to prevent dilution in the event of certain changes in the shares of the Company. With certain exceptions, no adjustment in the Purchase Price will be required until cumulative adjustments amount to an increase or decrease of at least 1% in the Purchase Price. The Company may determine not to issue fractional Rights or shares, and in lieu thereof, an adjustment in cash will be made based on the market value of the Rights or shares on the last trading date prior to the date of exercise.

         In general, the Company may redeem the Rights in whole, but not in part, at a price of $.01 per Right (subject to adjustment) (the "Redemption Price"), at any time before the close of business on the tenth business day following the Share Acquisition Date. The redemption of the Rights may be made effective at such time, on such basis and with such conditions as the Trustees in their sole discretion may establish. Immediately upon the action of the Trustees ordering redemption of the Rights (the "Redemption Date"), the Rights will terminate and the only right of the holders of Rights will be to receive the redemption price.

         At any time after any person becomes an Acquiring Person and prior to the acquisition by any person of 50% or more of the outstanding Class A Shares, the Trustees may exchange the then outstanding and exercisable Rights (other than Rights owned by an Acquiring Person, which will have become null and void), in whole or in part, for Class A Shares, at an exchange ratio of one Class A Share for each two Class A Shares for which each Right is then exercisable, subject to adjustment.

         Until a Right is exercised, the holder thereof, as such, will have no rights as a shareholder of the Company, including, without limitation, the right to vote or to receive dividends.

         The offer and sale of the Class A Shares issuable upon exercise of the Rights will be registered with the Securities and Exchange Commission but such registration will not be effective until the Rights become exercisable. The Rights are listed on the American Stock Exchange. As described above, however, the rights will not be transferable separately from the Class A Shares until the Distribution Date.

         The terms of the Rights may be amended by the Trustees without the consent of the holders of the Rights, including an amendment to extend the Final Expiration Date and, provided a Distribution Date has not occurred, to extend the period during which the Rights may be redeemed, except that after the Distribution Date no such amendment may materially and adversely affect the interests of the holders of the Rights.

         The Rights have certain anti-takeover effects. The Rights will cause substantial dilution to a person or group that attempts to acquire the Company without conditioning the offer on a substantial number of Rights being acquired. Accordingly, the existence of the Rights may deter certain acquirors from making takeover proposals or tender offers. However, the rights plan helps ensure that the Company's shareholders receive fair and equal treatment in the event of any proposed takeover of the Company. The adoption of the plan is not in response to any specific takeover threat or proposal, but is a precaution taken to protect the rights of the Company's shareholders.

         A copy of the Rights Agreement will be filed with the Securities and Exchange Commission as an Exhibit to a Registration Statement on Form 8-A. Once the Rights are issued, a copy of the Rights Agreement will be available to registered holders of the Rights upon written request free of charge from the Rights Agent. This summary description of the Rights does not purport to be complete and is qualified in its entirety by reference to the Rights Agreement, which is incorporated herein by reference.